UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2019

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1175 Peachtree Street NE, 10th Floor

Atlanta, GA 30361

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (404) 446-2052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)  On April 18, 2019, the Audit Committee of the Board of Directors (the “Audit Committee”) of Streamline Health Solutions, Inc. (the “Company”) approved the engagement of Dixon Hughes Goodman LLP (“DHG”) as the Company’s new independent registered public accounting firm, effective as of immediately after the filing of the Company’s Annual Report on Form 10-K, which occurred on April 22, 2019. As a result, on April 18, 2019, the Audit Committee approved the dismissal of RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm, to be effective as of immediately after the filing of the Company’s Annual Report on Form 10-K, which occurred on April 22, 2019. The engagement of DHG was the result of a comprehensive, competitive process conducted by the Company’s Audit Committee.

RSM’s audit reports on the Company’s consolidated financial statements for each of the two most recent fiscal years ended January 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.  During the two most recent fiscal years ended January 31, 2019 and 2018, and in the subsequent interim period through April 22, 2019, there were no disagreements between the Company and RSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of RSM, would have caused RSM to make reference to the subject matter of the disagreement in connection with its reports.

There were no reportable events (as such term is defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended January 31, 2019 and 2018 and the subsequent interim period through April 22, 2019.

On April 18, 2019, the Company provided RSM with a copy of the disclosures that the Company is making in response to Item 304(a) of Regulation S-K and requested that RSM furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K, and, if not, stating the respects in which it does not agree.  The Company has received the requested letter from RSM, and a copy of RSM’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)  During the Company’s two most recent fiscal years ended January 31, 2019 and 2018 and subsequent interim period through April 22, 2019, neither the Company nor anyone on its behalf consulted with DHG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that DHG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

16.1	Letter, dated April 22, 2019, from RSM US LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date:	April 22, 2019	By:	/s/ Thomas J. Gibson
		Name:	Thomas J. Gibson
		Title:	Chief Financial Officer